EXHIBIT 99.1

Petco Reports Fourth Quarter and Full Year 2025 Results

Delivers Profitability Ahead of Outlook, Reduces Leverage Ratio

Provides Fiscal 2026 Outlook*

San Diego, March 11, 2026 – Petco (Nasdaq: WOOF), the retailer “where the pets go” to find everything they need to live their best lives, today reported its fourth quarter and full year 2025 financial results.

“In fiscal 2025, we strengthened our leadership team and rebuilt the foundation of our economic model, enabling us to exceed our profitability goals,” said Joel Anderson, Chief Executive Officer of Petco. “With that work largely complete, we are entering the next phase of our strategy focused on driving sustainable, profitable top‑line growth.”

Anderson continued, “As we look ahead, we see significant opportunities across core consumables, supplies and services. We are confident that our focus on driving product newness and innovation as well as leveraging our differentiated, high touch store ecosystem will help us to grow market share. Our outlook reflects our strategic initiatives and assumes a return to positive comps in 2026.”

Q4 2025 Overview

For the fourth quarter of 2025 compared to the fourth quarter of 2024:

•
Net sales of $1.5 billion decreased 2.4%; comparable sales decreased 1.6%.
•
Gross profit decreased 1.4% to $580.8 million and gross margin increased 37 basis points to 38.3%.
•
Operating income increased 83.2% to $31.9 million; operating margin increased 98 basis points to 2.1%.
•
Net loss of $2.6 million versus a loss of $13.8 million.
•
Adjusted EBITDA1 increased 10.6% to $106.3 million, well above the Company’s outlook.
•
The Company closed 7 net stores, ending the year with 1,382 stores.

Full Year 2025 Overview

For the full year 2025 compared to the full year of 2024:

•
Net sales of $6.0 billion decreased 2.5%; comparable sales decreased 1.6%.
•
Gross profit decreased 0.8% to $2.3 billion and gross margin increased 66 basis points to 38.7%.
•
Operating income increased to $120.4 million from $7.1 million; operating margin increased 190 basis points to 2.0%.
•
Net income of $9.1million, up from a loss of $101.8 million.
•
Adjusted EBITDA1 increased 21.3% to $408.2 million, above the Company’s outlook.

Sabrina Simmons, Chief Financial Officer of Petco, added, “Petco once again delivered on our commitments while building a stronger foundation, improving profitability and cash generation through our economic model. These results enabled significant progress in achieving our goal of lowering our leverage ratio1 from 4.2X when we entered the year to 3X at the end of 2025. As we enter this next phase of growth, we see ongoing opportunity to improve our financial strength.”

Full Year 2025 Balance Sheet and Cash Flow

•
Cash grew by $91.0 million to $256.7 million after voluntarily paying down $95.0 million in debt.
•
Inventory fell 9.7% versus the 2.5% decline in sales.
•
Cash from operations rose by $136.4 million or 76.8% to $314.1 million.
•
Free cash flow1 was $187.0 million, an increase of $137.3 million or 276.3% above last year.
•
Total secured debt was ~$1.5 billion, down from $1.595 billion last year.
•
The Company completed the refinancing of its debt on February 2, extending its maturities to 2031 and providing ample flexibility through a mix of fixed and floating rate instruments consisting of a $900 million variable rate term loan and $600 million fixed rate bond.

2026 Guidance

For fiscal 2026 and Q1, the Company is providing guidance as follows.

Full Year 2026 Outlook

FY 2026 Outlook*
Net Sales	Flat to up 1.5% year over year
Adjusted EBITDA[1]	$415 million to $430 million
Net Interest Expense	~$125 million
Capital Expenditures	~$140 million
Depreciation & Amortization	~$200 million
Net Store Closures	~15-20

First Quarter 2026 Outlook

Q1 2026 Outlook*
Net Sales	Down 1% to flat year over year
Adjusted EBITDA[1]	$92 million to $94 million

*Assumptions in the outlook include that economic conditions, currency rates and the tax and regulatory landscape remain generally consistent, and that current or planned tariffs on imports into the U.S. from other countries remain at March 11, 2026 levels. Additionally, our outlook assumes that fuel prices normalize by the end of the quarter. Adjusted EBITDA is a non-GAAP financial measure and has not been reconciled to the most comparable GAAP outlook because it is not possible to do so without unreasonable efforts due to the uncertainty and potential variability of reconciling items, which are dependent on future events and often outside of management’s control and which could be significant. Because such items cannot be reasonably predicted with the level of precision required, we are unable to provide outlook for the comparable GAAP measures. Forward-looking estimates of Adjusted EBITDA are made in a manner consistent with the relevant definitions and assumptions noted herein and in our filings with the Securities and Exchange Commission.

(1)
Adjusted EBITDA, Free Cash Flow, and Leverage Ratio are non-GAAP financial measures. See “Non-GAAP Financial Measures” for additional information on non-GAAP financial measures and a reconciliation to the most comparable GAAP measures.

Earnings Conference Call Webcast Information:

Management will host an earnings conference call on March 11, 2026 at approximately 4:30 PM Eastern Time to discuss the company’s financial results. A live webcast of the conference call will be available on the company's Investor Relations page at https://ir.petco.com/news-and-events/events-and-presentations. A replay of the webcast will be available through the same link approximately two hours after the conference call.

About Petco:

We're proud to be "where the pets go" to find everything they need to live their best lives for more than 60 years — from their favorite meals and toys, to trusted supplies and expert support from people who get it, because we live it. We believe in the universal truths of pet parenthood — the boundless boops, missing slippers, late night zoomies and everything in between. And we're here for it. Every tail wag, every vet visit, every step of the way. We nurture the pet-human bond in the aisles of more than 1,500 Petco stores across the U.S., Mexico and Puerto Rico. Customers experience our exclusive selection of pet care products, services, expertise and membership offerings in stores and online at petco.com, and on the Petco app. In 1999, we founded Petco Love. Together, we support thousands of local animal welfare groups nationwide, and have helped find homes for over 7 million animals through in-store adoption events.

Forward-Looking Statements:

This earnings release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, concerning expectations, beliefs, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements that are not statements of historical fact, including, but not limited to, statements regarding our Q1 and full year 2026 outlook, operational reset of our business, our competitive positioning, profitability, cash generation through our economic model, expense leverage, operating margin expansion, cost action plans and associated cost-savings, our path to sustainable, profitable growth and our expectations regarding tariffs and associated impacts. Such forward-looking statements can generally be identified by the use of forward-looking terms such as “believes,” “expects,” “may,” “intends,” “will,” “shall,” “should,” “anticipates,” “opportunity,” “illustrative,” or the negative thereof or other variations thereon or comparable terminology. These statements are only predictions based on our current expectations and projections about future events and reflect our beliefs regarding such future events and do not represent historical facts or statements of current condition. Although Petco believes that the expectations and assumptions reflected in these statements are reasonable, there can be no assurance that these expectations will prove to be correct or that any forward-looking results will occur or be realized. Nothing contained in this earnings release is, or should be relied upon as, a promise or representation or warranty as to any future matter, including any matter in respect of the operations or business or financial condition of Petco. All forward-looking statements are based on current expectations and assumptions about future events that may or may not be correct or necessarily take place and that are by their nature subject to significant uncertainties and contingencies, many of which are outside the control of Petco. Forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause actual results or events to differ materially from the potential results or events discussed in the forward-looking statements, including, without limitation, those identified in this earnings release as well as the following: (i) increased competition (including from multi-channel retailers, mass and grocery retailers, and e-Commerce providers); (ii) reduced consumer demand for our products and/or services; (iii) our reliance on key vendors; (iv) our ability to attract and retain qualified employees; (v) risks arising from statutory, regulatory and/or legal developments; (vi) macroeconomic pressures in the markets in which we operate, including inflation, prevailing interest rates and the impact of tariffs; (vii) failure to effectively manage our costs; (viii) our reliance on our information technology systems; (ix) our ability to prevent or effectively respond to a data privacy or security breach; (x) our ability to effectively manage or integrate strategic ventures, alliances or acquisitions and realize the anticipated benefits of such transactions; (xi) economic or regulatory developments that might affect our ability to provide attractive promotional financing; (xii) business interruptions and other supply chain issues; (xiii) catastrophic events, political tensions, conflicts and wars (such as the ongoing conflicts in Ukraine and the Middle East), government shutdowns, health crises, and pandemics; (xiv) our ability to maintain positive brand perception and recognition; (xv) product safety and quality concerns; (xvi) changes to labor or employment laws or regulations; (xvii) our ability to effectively manage our real estate portfolio; (xviii) constraints in the capital markets or our vendor credit terms; (xix) changes in our credit ratings; (xx) impairments of the carrying value of our goodwill and other intangible assets; (xxi) our ability to successfully implement our operational adjustments, achieve the expected benefits of our cost action plans and drive improved profitability; (xxii) our ability to deliver sustainable, profitable growth and (xxiii) the other risks, uncertainties and other factors identified under “Risk Factors” in our most recent Annual Report on Form 10-K and elsewhere in Petco’s Securities and Exchange Commission filings. The occurrence of any such factors could significantly alter the results set forth in these statements.

Petco cautions that the foregoing list of risks, uncertainties and other factors is not complete, and forward-looking statements speak only as of the date they are made. Petco undertakes no duty to update publicly any such forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by applicable law, regulation or other competent legal authority.

Investor Contact:

Roxanne Meyer, InvestorRelations@petco.com

Media Contact:

Ventura Olvera, pressinquiries@petco.com

PETCO HEALTH AND WELLNESS COMPANY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited and subject to reclassification)

	13 Weeks Ended		52 Weeks Ended
	January 31, 2026	February 1, 2025	January 31, 2026	February 1, 2025
Net sales:
Products	$1,259,226	$1,310,217	$4,936,323	$5,116,891
Services and other	255,902	241,913	1,025,144	999,571
Total net sales	1,515,128	1,552,130	5,961,467	6,116,462
Cost of sales:
Products	775,588	811,204	3,028,909	3,173,269
Services and other	158,770	151,666	627,486	618,791
Total cost of sales	934,358	962,870	3,656,395	3,792,060
Gross profit	580,770	589,260	2,305,072	2,324,402
Selling, general and administrative expenses	548,914	571,872	2,184,639	2,317,351
Operating income	31,856	17,388	120,433	7,051
Interest income	(2,223)	(1,278)	(6,305)	(3,714)
Interest expense	31,581	34,111	131,199	143,531
Loss on extinguishment and modification of debt	565	—	565	—
Other non-operating loss (income)	—	1,000	—	(4,800)
Income (loss) before income taxes and income from equity method investees	1,933	(16,445)	(5,026)	(127,966)
Income tax expense (benefit)	11,301	2,504	6,266	(7,481)
Income from equity method investees	(6,793)	(5,112)	(20,358)	(18,669)
Net (loss) income attributable to Class A and B-1 common stockholders	$(2,575)	$(13,837)	$9,066	$(101,816)

Net (loss) income per Class A and B-1 common share:
Basic	$(0.01)	$(0.05)	$0.03	$(0.37)
Diluted	$(0.01)	$(0.05)	$0.03	$(0.37)

Weighted average shares used in computing net (loss) income per Class A and B-1 common share:
Basic	281,236	276,305	279,555	273,410
Diluted	281,236	276,305	286,148	273,410

PETCO HEALTH AND WELLNESS COMPANY, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share amounts)

(Unaudited and subject to reclassification)

	January 31, 2026	February 1, 2025
ASSETS
Current assets:
Cash and cash equivalents	$256,736	$165,756
Receivables, less allowance for credit losses[1]	45,812	40,425
Merchandise inventories, net	590,210	653,329
Prepaid expenses	51,747	53,515
Other current assets	75,281	60,594
Total current assets	1,019,786	973,619
Fixed assets, net	656,148	725,438
Operating lease right-of-use assets	1,288,593	1,302,346
Goodwill	980,064	980,064
Trade name	1,025,000	1,025,000
Other long-term assets	203,834	187,963
Total assets	$5,173,425	$5,194,430
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and book overdrafts	$450,552	$492,878
Accrued salaries and employee benefits	154,148	157,460
Accrued expenses and other liabilities	204,751	177,079
Current portion of operating lease liabilities	320,082	306,400
Current portion of long-term debt and other lease liabilities	4,608	5,346
Total current liabilities	1,134,141	1,139,163
Senior secured credit facilities, net, excluding current portion	1,488,527	1,578,091
Operating lease liabilities, excluding current portion	1,047,185	1,037,206
Deferred taxes, net	234,911	217,712
Other long-term liabilities	104,407	108,628
Total liabilities	4,009,171	4,080,800
Commitments and contingencies
Stockholders' equity:
Class A common stock[2]	244	239
Class B-1 common stock[3]	38	38
Class B-2 common stock[4]	—	—
Preferred stock[5]	—	—
Additional paid-in-capital	2,312,354	2,280,495
Accumulated deficit	(1,139,993)	(1,149,059)
Accumulated other comprehensive loss	(8,389)	(18,083)
Total stockholders’ equity	1,164,254	1,113,630
Total liabilities and stockholders' equity	$5,173,425	$5,194,430

¹ Allowances for credit losses are $779 and $1,594, respectively

² Class A common stock, $0.001 par value: Authorized - 1.0 billion shares;

Issued and outstanding - 243.7 million and 239.1 million shares, respectively

³ Class B-1 common stock, $0.001 par value: Authorized - 75.0 million shares;

Issued and outstanding - 37.8 million shares

⁴ Class B-2 common stock, $0.000001 par value: Authorized - 75.0 million shares;

Issued and outstanding - 37.8 million shares

⁵ Preferred stock, $0.001 par value: Authorized - 25.0 million shares;

Issued and outstanding - none

PETCO HEALTH AND WELLNESS COMPANY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited and subject to reclassification)

	52 Weeks Ended
	January 31, 2026	February 1, 2025
Cash flows from operating activities:
Net income (loss)	$9,066	$(101,816)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	196,710	208,517
Amortization of debt discounts and issuance costs	5,022	4,896
Provision for deferred taxes	17,050	(30,492)
Equity-based compensation expense	32,650	50,212
Loss on extinguishment and modification of debt	565	—
Income from equity method investees	(20,358)	(18,669)
Amounts reclassified out of accumulated other comprehensive loss	(556)	(3,146)
Non-cash operating lease costs	411,812	414,396
Other non-operating income	—	(4,800)
Changes in assets and liabilities:
Receivables	(5,621)	4,178
Merchandise inventories	63,119	30,767
Prepaid expenses and other assets	818	(3,960)
Accounts payable and book overdrafts	(42,992)	8,484
Accrued salaries and employee benefits	(3,271)	56,981
Accrued expenses and other liabilities	24,987	(12,455)
Operating lease liabilities	(371,134)	(418,219)
Other long-term liabilities	(3,817)	(7,201)
Net cash provided by operating activities	314,050	177,673
Cash flows from investing activities:
Cash paid for fixed assets	(127,097)	(127,990)
Cash paid for acquisitions, net of cash acquired	—	(629)
Cash paid for investments	—	(457)
Proceeds from investment	—	998
Proceeds from sale of assets	2,541	1,369
Cash received from partial surrender of officers' life insurance	—	2,806
Net cash used in investing activities	(124,556)	(123,903)
Cash flows from financing activities:
Borrowings under long-term debt agreements	—	201,000
Repayments of long-term debt	(95,250)	(201,000)
Debt refinancing costs	—	(3,028)
Payments for finance lease liabilities	(5,614)	(5,707)
Proceeds from employee stock purchase plan and stock option exercises	3,677	3,770
Tax withholdings on stock-based awards	(4,560)	(6,289)
Proceeds from issuance of common stock	—	2,500
Net cash used in financing activities	(101,747)	(8,754)

Net decrease in cash, cash equivalents and restricted cash	87,747	45,016
Cash, cash equivalents and restricted cash at beginning of period	181,665	136,649
Cash, cash equivalents and restricted cash at end of period	$269,412	$181,665

NON-GAAP FINANCIAL MEASURES

The following information provides definitions and reconciliations of the non-GAAP financial measures presented in this earnings release to the most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles (GAAP). The company has provided this non-GAAP financial information, which is not calculated or presented in accordance with GAAP, as information supplemental and in addition to the financial measures presented in this earnings release that are calculated and presented in accordance with GAAP. Such non-GAAP financial measures should not be considered superior to, as a substitute for or alternative to, and should be considered in conjunction with, the GAAP financial measures presented in this earnings release. The non-GAAP financial measures in this earnings release may differ from similarly titled measures used by other companies.

Adjusted EBITDA

Adjusted EBITDA is considered a non-GAAP financial measure under the Securities and Exchange Commission’s (SEC) rules because it excludes certain amounts included in net income calculated in accordance with GAAP. Management believes that Adjusted EBITDA is a meaningful measure to share with investors because it facilitates comparison of the current period performance with that of the comparable prior period. In addition, Adjusted EBITDA affords investors a view of what management considers to be Petco’s core operating performance as well as the ability to make a more informed assessment of such operating performance as compared with that of the prior period. Please see the company’s Annual Report on Form 10-K for the fiscal year ended February 1, 2025 filed with the SEC on March 31, 2025 for additional information on Adjusted EBITDA.

The table below reflects the calculation of Adjusted EBITDA for the thirteen and fifty-two weeks ended January 31, 2026 compared to the thirteen and fifty-two weeks ended February 1, 2025.

(dollars in thousands)	13 Weeks Ended		52 Weeks Ended
Reconciliation of Net (Loss) Income Attributable to Class A and B-1 Common Stockholders to Adjusted EBITDA	January 31, 2026	February 1, 2025	January 31, 2026	February 1, 2025
Net (loss) income attributable to Class A and B-1 common stockholders	$(2,575)	$(13,837)	$9,066	$(101,816)
Add (deduct):
Interest expense, net	29,358	32,833	124,894	139,817
Income tax expense (benefit)	11,301	2,504	6,266	(7,481)
Depreciation and amortization	47,567	50,654	196,710	208,517
Income from equity method investees	(6,793)	(5,112)	(20,358)	(18,669)
Loss on debt extinguishment and modification	565	—	565	—
Equity-based compensation expense	7,278	9,507	32,650	50,212
Other non-operating loss (income)	—	1,000	—	(4,800)
Mexico joint venture EBITDA (1)	13,915	11,233	46,135	41,615
Acquisition and divestiture-related integration costs (2)	—	—	—	3,719
Other costs (3)	5,678	7,341	12,239	25,412
Adjusted EBITDA	$106,294	$96,123	$408,167	$336,526
Net sales	$1,515,128	$1,552,130	$5,961,467	$6,116,462
Net margin (4)	(0.2%)	(0.9%)	0.2%	(1.7%)
Adjusted EBITDA Margin	7.0%	6.2%	6.8%	5.5%

(1)
Mexico joint venture EBITDA represents 50 percent of the entity’s operating results for all periods, as adjusted to reflect the results on a basis comparable to Adjusted EBITDA. In the financial statements, this joint venture is accounted for as an equity method investment and reported net of depreciation and income taxes because such a presentation would not reflect the adjustments made in the calculation of Adjusted EBITDA, we include the 50 percent interest in the company’s Mexico joint venture on an Adjusted EBITDA basis to ensure consistency. The table below presents a reconciliation of Mexico joint venture net income to Mexico joint venture EBITDA.

	13 Weeks Ended		52 Weeks Ended
(in thousands)	January 31, 2026	February 1, 2025	January 31, 2026	February 1, 2025
Net income	$13,586	$10,224	$40,715	$37,559
Depreciation	7,819	6,536	28,934	27,360
Income tax expense	5,668	5,014	18,267	16,010
Foreign currency (gain) loss	(225)	176	772	169
Interest expense, net	982	516	3,581	2,131
EBITDA	$27,830	$22,466	$92,269	$83,229
50% of EBITDA	$13,915	$11,233	$46,135	$41,615

(2)
Acquisition and divestiture-related integration costs include direct costs resulting from acquiring, integrating, or divesting businesses. These include third-party professional and legal fees, losses on sales of divestitures, and other integration-related costs that would not have otherwise been incurred as part of the company’s operations.
(3)
Other costs include, as incurred: restructuring costs and restructuring-related severance costs; legal reserves associated with significant, non-ordinary course legal or regulatory matters; and costs related to certain significant strategic transactions. In fiscal 2025, other costs were primarily driven by $9.7 million of severance and $2.5 million relating to legal matters. In fiscal 2024, other costs were primarily driven by $15.8 million of severance and $7.7 million relating to legal matters and strategic initiatives.
(4)
We define net margin as net loss attributable to Class A and B-1 common stockholders divided by net sales and Adjusted EBITDA margin as Adjusted EBITDA divided by net sales.

Free Cash Flow

Free Cash Flow is a non-GAAP financial measure that is calculated as net cash provided by operating activities less cash paid for fixed assets. Management believes that Free Cash Flow, which measures the ability to generate additional cash from business operations, is an important financial measure for use in evaluating the company’s financial performance.

The table below reflects the calculation of Free Cash Flow for the thirteen and fifty-two weeks ended

January 31, 2026 compared to the thirteen and fifty-two weeks ended February 1, 2025.

(in thousands)	13 Weeks Ended		52 Weeks Ended
	January 31, 2026	February 1, 2025	January 31, 2026	February 1, 2025
Net cash provided by operating activities	$153,522	$95,993	$314,050	$177,673
Cash paid for fixed assets	(37,137)	(36,949)	(127,097)	(127,990)
Free Cash Flow	$116,385	$59,044	$186,953	$49,683

Leverage Ratio

Leverage Ratio is a non-GAAP financial measure that is calculated as net debt divided by Adjusted EBITDA.

The table below reflects the calculation for Leverage Ratio for the fifty-two weeks ended January 31, 2026 compared to the fifty-two weeks ended February 1, 2025.

(dollars in thousands)	January 31, 2026	February 1, 2025
Total debt:
Senior secured credit facilities, net, including current portion	$1,488,527	$1,578,091
Finance leases, including current portion	9,683	13,793
Total debt	1,498,210	1,591,884
Less: cash and cash equivalents	(256,736)	(165,756)
Net Debt	$1,241,474	$1,426,128
Adjusted EBITDA	$408,167	$336,526
Net Debt / Adjusted EBITDA ratio	3.0x	4.2x